UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 28, 2012

Facebook, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 35551	20-1665019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Willow Road Menlo Park, California		94025
(Address of Principal Executive Offices)		(Zip Code)

(650) 308-7300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 28, 2012, Facebook, Inc., Facebook Ireland Limited, Zynga, Inc., Zynga Game Ireland Limited, and Zynga Luxembourg S.àr.L. entered into Amendment No. 3 to the Developer Addendum dated May 14, 2010, by and between Zynga and Facebook, as amended October 1, 2011 and April 25, 2012 (“Amendment to Addendum No. 1”). In addition, on November 28, 2012, Facebook, Inc., Facebook Ireland Limited, Zynga Inc. and Zynga Game Ireland Limited entered into Amendment No. 3 to the Developer Addendum No. 2 dated December 26, 2010, by and between Facebook and Zynga, as amended on June 12, 2012 and July 3, 2012 (“Amendment to Addendum No. 2”). These amendments to the respective addenda, which supplement and amend Facebook’s standard terms and conditions for game developers, will apply to Zynga’s use of the Facebook platform through May 13, 2015. The material terms of these amendments are summarized below.

Under the terms of Amendment to Addendum No. 1, with respect to Zynga sites, such as www.zynga.com, Zynga may elect (i) not to use Facebook Payments as a means of payment and/or (ii) not to display ads served by Facebook.

Under the terms of Amendment to Addendum No. 2, Zynga’s use of the Facebook platform with respect to Zynga sites will, subject to certain transition provisions, be governed solely by Facebook’s standard terms and conditions for game developers. In addition, Amendment to Addendum No. 2 implements a requirement that, subject to certain exceptions, Zynga must launch new social games on the Facebook site concurrent with, or shortly following, any launch on Zynga sites or third-party social platforms, and eliminates the requirement that Zynga use the Facebook platform as its primary non-Zynga platform to launch social games. Amendment to Addendum No. 2 also removes the requirement for Zynga to use the Facebook platform as the exclusive means of login with respect to games not hosted on the Facebook site.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACEBOOK, INC.

Date: November 29, 2012	By:	/s/ Theodore W. Ullyot
		Name:	Theodore W. Ullyot
		Title:	Vice President, General Counsel, and Secretary